Exhibit 10.1

BUSINESS LOAN AGREEMENT (ASSET BASED)

Borrower:	Surge Components, Inc.	Lender:	Citibank, N.A.
	95 East Jefryn Boulevard		6801 Colwell Boulevard
	Deer Park, NY 11729		Irving, TX 75039

THIS BUSINESS LOAN AGREEMENT (ASSET BASED) dated February 22, 2017, is made and executed between Surge Components, Inc. (“Borrower”) and Citibank, N.A. (“Lender”) on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of February 22, 2017, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

LINE OF CREDIT. Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows:

Conditions Precedent to Each Advance. Lender’s consideration of Borrower’s request to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other Items required under this Agreement to be in form and substance satisfactory to Lender:

(1)  Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

(2)  Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may request.

(3)  The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

(4)  All guaranties required by Lender for the credit facility(ies) shall have been executed by each Guarantor, delivered to Lender, and be in full force and effect.

(5)  Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower’s Accounts and Guarantor’s Accounts, Inventory, books, records, and operations, and Lender shall be satisfied as to their condition.

(6)  Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

(7)  There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled “Compliance Certificate.”

(8)  Lender to have received a fully executed Landlord waiver upon execution of this Agreement for 95 E Jefryn Blvd, Deer Park, NY 11729 in form and substance satisfactory to Lender.

Making Loan Advances. Advances under this credit facility, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by authorized persons. Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (1) when credited to any deposit account of Borrower maintained with Lender or (2) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day. Under no circumstances shall Lender be required to make any Advance in an amount less than $10,000.00.

Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base. On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

Loan Account. Lender shall maintain on Its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility. Lender shall provide Borrower with periodic statements of Borrower’s account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower’s receipt of any such statement which Borrower deems to be incorrect.

COLLATERAL. To secure payment of the Primary Credit Facility and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower (and others, if required) shall grant to Lender Security Interests in such property and assets as Lender may require. Lender’s Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

Perfection of Security Interests. Borrower agrees to execute all documents perfecting Lender’s Security Interest and to take whatever actions are requested by Lender to perfect and continue Lender’s Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender’s interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and Lender will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender’s security interest in the Collateral. Borrower promptly will notify Lender before any change in Borrowers name including any change to the assumed business names of Borrower. Borrower also promptly will notify Lender before any change in Borrower’s Social Security Number or Employer identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower’s principal governance office or should Borrower merge or consolidate with any other entity.

Collateral Records. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lenders representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Accounts and Account balances and agings. Records related to Accounts (Receivables) are or will be located at Borrowers primary place of business. With respect to the Inventory, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Inventory and records itemizing and describing the kind, type, quality, and quantity of Inventory, Borrower’s Inventory costs and selling prices, and the daily withdrawals and additions to Inventory. Records related to Inventory are or will be located at Borrower’s primary place of business. The above is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning Borrowers collateral.

Collateral Schedules. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of Accounts and Inventory and schedules of Eligible Accounts and Eligible Inventory in form and substance satisfactory to the Lender. Thereafter supplemental schedules shall be delivered according to the following schedule: With respect to Eligible Accounts, schedules shall be delivered as hereinafter provided. With respect to Eligible Inventory, schedules shall be delivered as hereinafter provided.

Representations and Warranties Concerning Accounts. With respect to the Accounts, Borrower represents and warrants to Lender (1) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; (2) All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (3) Lender, its assigns, or agents shall have the right at any time and at Borrower’s expense to inspect, examine, and audit Borrower’s records and to confirm with Account Debtors the accuracy of such Accounts.

Representations and Warranties Concerning inventory. With respect to the Inventory, Borrower represents and warrants to Lender (1) All Inventory represented by Borrower to be Eligible Inventory for purposes of this Agreement conforms to the requirements of the definition of Eligible Inventory; (2) All Inventory values listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; (3) The value of the Inventory will be determined on a consistent accounting basis; (4) Except as agreed to the contrary by Lender in writing, all Eligible Inventory is now and at all times hereafter will be in Borrower’s physical possession and shall not be held by others on consignment, sale on approval, or sale or return; (5) Except as reflected in the Inventory schedules delivered to Lender, all Eligible Inventory is now and at all times hereafter will be of good and merchantable quality, free from defects; (6) Eligible Inventory is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without Lender’s prior written consent, and, in such event, Borrower will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts in Lender name evidencing the storage of inventory; and (7) Lender, its assigns, or agents shall have the right at any time and at Borrower’s expense to inspect and examine the Inventory and to check and test the same as to quality, quantity, value, and condition.

CONDITIONS PRECEDENT TO EACH ADVANCE. The request for the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of ail of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender’s Security Interests; (4) evidence of insurance as required below-, (5) guaranties; (6) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

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Fees and Expenses Under This Agreement. Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

Requesting Advances. Advances under this Agreement, as well as directions for payment from Borrower’s accounts, may be requested (i) orally or in writing by Borrower, or (Ii) by use of Lender’s online banking system for Advances bearing or to bear interest at the Prime Rate or the Minimum Interest Rate, as such terms are defined in a Note providing for borrowing at such interest rates, pursuant to an online access agreement between Borrower and Lender. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or online user, or (b) credited to any of Borrower’s accounts with Lender.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit which is, and except as permitted below, at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Nevada. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 95 East Jefryn Boulevard, Deer Park, NY 11729. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Provided Borrower notifies Lender prior to any change in the location of Borrowers state of organization, Borrower may convert to a Delaware corporation subject to Bank’s receipt of (i) documentation satisfactory to Bank in its sole discretion demonstrating that after conversion, except for the state of its Incorporation, Borrower is the same Borrower as the Borrower prior to conversion, and (ii) any and all documents deemed necessary by the Bank to (a) maintain its perfected security interest in the Collateral and (b) ensure all agreements and documents executed by Borrower, any Guarantor and any Grantor in connection with the Loan, including but not limited to any guarantees, remain in full force and effect. Borrower will notify Lender prior to any change in Borrower’s name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrowers business activities,

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Authorization. Borrowers execution, delivery, end performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower’s articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.

Financial Information. Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrowers financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any Instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrowers financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

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Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to Indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:

Annual Statements. As soon as available, but in no event later than one-hundred-twenty (120) days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, prepared by Borrower.

Interim Statements. As soon as available, but in no event later than sixty (60) days after the end of each of the first three fiscal quarters, Borrower’s cumulative balance sheet and profit and loss statement for the period ended, prepared by Borrower.

Additional Requirements. Such other financial statements and related information in such form and detail as may be satisfactory to Lender within thirty (30) days of Lender’s request. For the avoidance of doubt, Borrower agrees that all financial statements and other information required to be delivered to Lender under this Agreement or any Related Document will be delivered for the most recent fiscal or calendar period (as applicable) ended immediately prior to the date hereof and each fiscal or calendar period thereafter as required herein or in any Related Document.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

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Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Financial Covenants and Ratios. Comply with the following covenants and ratios:

Minimum Income and Cash flow Requirements. Borrower shall comply with the following cash flow ratio requirements:

Debt Service Coverage Ratio. Maintain a ratio of Debt Service Coverage equal to or in excess of 1.250 to 1.000. “Debt Service Coverage Ratio” means, on a consolidated basis with its consolidated subsidiaries and/or affiliates, or on a combined basis with its affiliates, EBITDA (earnings before interest expense, tax expense, depreciation expense and amortization expense) for the then current fiscal year of Borrower less the sum of cash taxes, cash dividends/distributions and un-financed capital expenditures, divided by the sum of current maturities of long-term debt and capital leases, and interest expense. This coverage ratio should be maintained at all times and may be evaluated at any time.

Tangible Net Worth Requirements. Borrower shall comply with the following net worth ratio requirements:

Total Unsubordinated Liabilities/Tangible Net Worth Ratio. Maintain a ratio of Total Unsubordinated Liabilities/Tangible Net Worth not in excess of 3.000 to 1.000. Total Unsubordinated Liabilities/Tangible Net Worth means, on a consolidated basis with Its consolidated subsidiaries and/or affiliates, a ratio of Total Unsubordinated Liabilities divided by Tangible Net Worth. “Total Unsubordinated Liabilities” means total liabilities less any debt subordinated to Lender, and “Tangible Net Worth” means total assets less the sum of (1) total liabilities net of any debt subordinated to Lender, (2) net intangible assets, and (3) all amounts due from shareholders, officers, employees, and affiliates. This leverage ratio should be maintained at all times and may be evaluated at any time.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which Insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy.

Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantor named below, on Lender’s forms, and in the amount and under the conditions set forth in those guaranties.

Name of Guarantor	Amount
Challenge/Surge Inc.	Unlimited

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, Imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

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Environmental Studies. Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrowers properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lenders sole opinion, Lenders interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lenders interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrowers other properties and to examine or audit Borrower’s books, accounts, and records and to make copies end memoranda of Borrowers books, accounts, and records. If Borrower now or at any time hereafter maintains any records (Including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrowers expense.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrowers part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrowers part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

Continuing Certification for Advances. By requesting an Advance, Borrower shall be deemed to have certified as of the date of the request, among other things, that all representations and warranties in this Agreement continue to be true and correct in all material respects, that no Event of Default exists under this Agreement or will result from the taking of the Advance, and that the Advance, when aggregated with all outstanding Advances hereunder, will not exceed the Borrowing Base.

Borrowing Base Certificate. For the purpose of determining availability of funds under the Note, Borrower agrees to provide to Lender as soon as available, but in any event within fifteen (15) days after the end of each calendar month, a Borrowing Base Certificate in form and substance satisfactory to Lender.

Insurance Requirements. For the avoidance of doubt regarding the requirement in this Agreement that Borrower maintain such insurance as Lender shall require, and except to the extent specific insurance types, coverages or insurers are specified in this Agreement or the Related Documents, Lender requires and Borrower agrees to maintain at all times with financially sound and reputable insurance companies such public liability insurance, property damage insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets and businesses of Borrower as may customarily be carried or maintained under similar circumstances by businesses engaged in the same or similar enterprises, in each case in such amounts, with such deductibles, covering such risks and otherwise on terms and conditions as shall be customary for such businesses.

Eligible Accounts Aging. Within fifteen (15) days after the end of each month, furnish to Lender an Eligible Accounts (receivables or payables) Aging Report, of Borrower, Challenge/Surge Inc. and Surge Components Limited, in form and substance satisfactory to Lender and in any event to include the number of days each such Account has been outstanding and the payment terms of the Accounts as of the last day of each month, together with a reconciliation with Borrowers general ledger or interim financial statement.

Eligible Inventory Aging. Within fifteen (15) days after the end of each month, furnish to Lender an Eligible Inventory listing, in form and substance satisfactory to Lender of Borrower, Challenge/Surge Inc. and Surge Components Limited in form and substance satisfactory to Lender and in any event to include the location and status of the Inventory.

RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation, guideline, or generally accepted accounting principle, or the interpretation or application of any thereof by any court, administrative or governmental authority, or standard-setting organization (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes Imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (C) reduce the rate of return on Lender’s capital as a consequence of Lenders obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lenders written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

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LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lenders interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrowers behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any lime levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes, with the exception of insurance premiums paid by Lender with respect to motor vehicles, but including the payment of attorneys’ fees and expenses, will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender.

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower’s accounts, except to Lender.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower’s stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a “Subchapter S Corporation” (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower’s stock, or purchase or retire any of Borrower’s outstanding shares or alter or amend Borrower’s capital structure.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender, (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (0) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender and its subsidiaries and affiliates (whether checking, savings, or some other account and whether evidenced by a certificate of deposit). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

DEFAULT. Default will occur if payment of the Indebtedness in full is not made immediately when due.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, any commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

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PRIMARY DEMAND DEPOSIT ACCOUNT. Until such time as all of Borrower’s Loans have been paid in full and this Agreement has been terminated, Borrower agrees to maintain its Primary Demand Deposit Account with Lender. “Primary Demand Deposit Account” means the business demand deposit account into which substantially all of Borrower’s receipts from its operations are deposited and from which substantially all of Borrower’s disbursements for its operations are made. During any period of time Borrower fails to maintain its Primary Demand Deposit Account with Lender, the rate of interest payable under the Note executed by Borrower in connection with this Agreement shall be increased by one percent (1%) per annum. Borrower authorizes Lender to automatically deduct all payments required to be made by this Agreement from Borrower’s Primary Demand Deposit Account.

UNCOMMITTED LOANS. Notwithstanding anything to the contrary herein or elsewhere, Borrower acknowledges and agrees that, (i) each Loan is uncommitted, (ii) Lender may refuse, at its sole and absolute discretion, to make an Advance without prior notice to Borrower and (iii) Borrower’s performance or compliance with the terms of this Agreement or any Related Document shall not obligate Lender to make an Advance or provide any other extension of credit.

JURY WAIVER. BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING HEREUNDER OR IN CONNECTION HEREWITH TO THE EXTENT PERMITTED BY APPLICABLE LAW.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, Incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lenders reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shalt pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to Interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its Interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of New York without regard to its conflicts of law provisions.

Choice of Venue. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of New York County, State of New York. Nothing herein shall affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

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Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mall, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender Informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, Invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any Interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shalt have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall Include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Account. The word “Account” means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender and, solely for reporting purposes, to Surge Components, Limited).

Account Debtor. The words “Account Debtor” mean the person or entity obligated upon an Account.

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf under the terms and conditions of this Agreement.

Agreement. The word “Agreement” means this Business Loan Agreement {Asset Based), as this Business Loan Agreement (Asset Based) may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement (Asset Based) from time to time.

Borrower. The word “Borrower” means Surge Components, Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Borrowing Base. The words “Borrowing Base” mean, as determined by Lender from time to time, the lesser of (1) $3,000,000.00 or (2) the sum of (a) 80.000% of the aggregate amount of Eligible Accounts of Borrower and Guarantor (not to exceed in corresponding Loan amount based on Eligible Accounts $3,000,000.00), plus (b) 30.000% of the aggregate amount of Eligible Inventory of Borrower and Guarantor (not to exceed in corresponding Loan amount based on Eligible Inventory $1,000,000.00). In no event shall Eligible Accounts and Eligible Inventory of Surge Components Limited, which must be provided for reporting purposes, be included in the Borrowing Base.

Business Day. The words “Business Day” mean a day on which commercial banks are open in the Slate of New York.

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Collateral. The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The word Collateral also includes without limitation all collateral described in the Collateral section of this Agreement.

Default. The word “Default” means the Default set forth in this Agreement in the section titled “Default”.

Eligible Accounts. The words “Eligible Accounts’ mean at any time, all of Borrower’s Accounts and Guarantor’s Accounts which contain selling terms and conditions acceptable to Lender and solely for reporting purposes, the Accounts of Surge Component Limited. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

(1)  Accounts with respect to which the Account Debtor is employee or agent of Borrower or Guarantor.

(2)  Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with Borrower or Guarantor or their respective shareholders, officers, or directors.

(3) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

(4) Accounts with respect to which Borrower or Guarantor is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower or Guarantor, as applicable.

(5)  Accounts which are subject to dispute, counterclaim, or setoff.

(6)  Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

(7)  Accounts with respect to which Lender, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

(8)  Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, Insolvency, or debtor-In-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor, or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay Its debts (including its payrolls) as such debts become due.

(9)  Accounts which have not been paid in full within ninety (90) days from the invoice date. The entire balance of any Account of any single Account Debtor will be ineligible whenever the portion of the Account which has not been paid within ninety (90) days from the invoice date is in excess of 25.000% of the total amount outstanding on the Account.

(10)  That portion of the Accounts of any single Account Debtor which exceeds 25.000% of all of Borrower’s Accounts and Guarantor’s Accounts, determined both on an individual and combined basis.

(11)  Accounts which have not been billed or which are subject to retainage or holdbacks by the Account Debtor.

(12)  All Account Debtor deposits and all deferred revenue associated with any Account.

Eligible Inventory. The words “Eligible Inventory” mean, at any time, all of Borrower’s Inventory and Guarantor’s Inventory as defined below and solely for reporting purposes, the inventory of Surge Component Limited, except:

(1)  Inventory which is not owned by Borrower or Guarantor free and clear of all security interests, liens, encumbrances, and claims of third parties.

(2)  Inventory which Lender, in its sole discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for further processing.

(3)  Inventory located outside the United States or in transit.

(4)  Inventory held in a warehouse that is not subject to a landlord waiver acceptable to Lender.

(5)  All Account Debtor deposits and all deferred revenue associated with any Inventory.

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Environmental Laws. The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Expiration Date. The words “Expiration Date” mean the date of termination of Lender’s commitment to lend under this Agreement. GAAP. The word “GAAP” means generally accepted accounting principles.

Grantor. The word “Grantor” means each and all of the persons or entities granting a Security interest in any Collateral for the Loan, inducing without limitation all Borrowers and Guarantors granting such a Security Interest.

Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loan.

Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word Indebtedness” means all present and future loans, advances, overdrafts, liabilities, obligations, guaranties, covenants, duties arid other debts at any time owing by Borrower to Lender, whether evidenced by this Agreement, a promissory note or other instrument, any Related Documents, or any other document or agreement, whether arising from an extension of credit, opening of a letter of credit, banker’s acceptance, loan, overdraft, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower’s debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys’ fees (Including attorneys’ fees and expenses incurred in bankruptcy), expert witness fees and expenses, fees and expenses of consultants, audit fees, letter of credit fees, dosing fees, facility fees, termination fees, and any other sums chargeable to Borrower under this Agreement, the Note, any Related Documents, or under any other present or future instrument, document or agreement between Borrower and Lender.

Inventory. The word “Inventory” means all raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service of Borrower (or that of a third party Grantor acceptable to Lender and solely for reporting purposes, that of Surge Components, Limited) in which Borrower (or such third party Grantor or Surge Components Limited ) now has or hereafter acquires any right, whether held by Borrower or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes inventory temporarily out of Borrower’s (or such third party Grantor’s or solely for reporting purposes, that of Surge Components Limited’s) custody or possession and all returns on Accounts.

Lender. The word “Lender” means Citibank, N.A., its successors and assigns.

Loan. The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word “Note” means and includes without limitation Borrower’s promissory note or notes, if any, or any credit agreements or loan agreements, evidencing Borrower’s Indebtedness, as well as any substitute, replacement or refinancing note or notes or credit agreement or loan agreement therefor.

Permitted Liens. The words “Permitted Liens” mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender, (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security Interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Primary Credit Facility. The words “Primary Credit Facility” mean the credit facility described in the Line of Credit section of this Agreement.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

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Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The wards “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factors lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT (ASSET BASED) AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT (ASSET BASED) IS DATED FEBRUARY 22, 2017.

BORROWER:

SURGE COMPONENTS, INC.

By:	/s/ Ira Levy	By:	/s/ Steven Lubman
	Ira Levy, Chief Executive Officer of Surge Components, Inc.		Steven Lubman, President of Surge Components, Inc.

LENDER:

CITIBANK, N.A.

By:
Authorized Signer

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